UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2009
The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9965 Federal Drive Colorado Springs, CO	80921

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (719) 633-8333
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 19, 2008, the Board of Directors of the Company approved an amendment to the 2006 Incentive Award Plan (the “2006 Plan”) increasing the number of shares of common stock authorized for issuance thereunder by 1,400,000 shares of common stock, subject to the approval of the Company’s stockholders. On June 10, 2009, the stockholders approved the amendment to the 2006 Plan. For a description of the 2006 Plan as amended, please see Proposal No. 3, “Amendment to 2006 Incentive Award Plan” in the Company’s definitive proxy statement for its 2009 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 29, 2009. The amendment to the 2006 Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 10, 2009, the stockholders approved The Spectranetics Corporation Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), which increases the maximum authorized number of directors from eight to nine. On June 15, 2009, the Amended and Restated Certificate was filed with the Secretary of State of Delaware. The Amended and Restated Certificate is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Sixth Amendment to The Spectranetics Corporation 2006 Incentive Award Plan.

10.2	The Spectranetics Corporation Amended and Restated Certificate of Incorporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2009	The Spectranetics Corporation
(registrant)
	By:	/s/ Guy Childs
		Name:	Guy Childs
		Its:	Chief Financial Officer

EXHIBIT INDEX

10.1	Sixth Amendment to The Spectranetics Corporation 2006 Incentive Award Plan.

10.2	Amended and Restated Certificate of Incorporation of The Spectranetics Corporation.

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